SECOND AMENDMENT TO
                        COMMERCIAL EARNEST MONEY CONTRACT



     This Second Amendment to Commercial Earnest Money Contract (this "Amendment") is made and entered into as of November 5, 2004, by and between Sterling Equity Holdings, Inc. (the "Seller") and Dan Vogler (the "Buyer").

                                    RECITALS:

A. Seller and Buyer entered into that certain Commercial Earnest Money Contract effective February 24, 2004, as amended by Amendment to Commercial Earnest Money Contract entered into as of June 18, 2004 (the "Contract"), with respect to real property legally described as: 1.142 acres of land, more or less, out of the Isaac Decker League, in Travis County, Texas and being the same property conveyed by Sterling Reit, Inc. to Sterling-4405 Spdale, L.P. in a deed dated June 5, 2003, recorded in Document Number 2003135342, of the Official Public Records of Travis County, Texas. (the "Property").

B. Seller and Buyer desire to amend the Contract in certain respects as more fully described below.

                                   AGREEMENTS:

1. The closing of the sale shall be on or before December 6, 2004. (Lender can actually close week of 11/23 or 11/29 if their underwriter accepts recent appraisal)
     (Lender's funding commitment letter available on request)

2. As consideration for the extended closing date, Buyer, without further written notice, herein directs Stewart Title Company to release to Seller the total of Fifteen Thousand Dollars ($15,000.00) earnest money deposit to be credited to the sale. Except in the event of default by Seller, the herein referenced earnest money shall be non-refundable in all respects.

3. As further consideration for the extended closing date, Buyer shall, on or before 5:00 pm, Wednesday, November 10, 2004, deliver to seller ("Sterling LLP" at 1600 Airport Freeway, Suite 370, Bedford, Texas 76022) the sum of $10,000.00 as additional earnest, for a total of $25,000 with paragraph two
     (2). This additional earnest money shall be deemed non-refundable to Buyer in all respects, except in the event of Seller's default, and shall be credited toward the Sales Price, at closing.

4. This Amendment may be executed in multiple counterparts by electronic facsimile (FAX) transmissions, which when taken together shall constitute one original document.

5. As per paragraph twenty (20) of the original contract, and by this amendment, the buyer, Dan Vogler also assigns the above purchase contract to SAGA Building LLP, with David Mustelier, LLC's a Principal & General Partner, and the Vogler Trust as limited partner, in a 50/50% partnership. David Mustelier, serves as backer, covering the cash down payment and other closing cost, and guaranteeing the principal note. Henceforth, for purposes of this real estate purchase and closing, SAGA Building, LLP shall be the buyer, note maker, and the named entity on the deed of trust. (The General Partner, David Mustelier is at 510.551.8165)

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6.   Ratification. All capitalized terms used herein shall have the same meaning assigned to such terms in the Contract. Except as specifically modified and amended herein, the Contract shall remain unchanged and in full force and effect and is hereby ratified and confirmed by the parties.

Hereby agreed to and effective as of the date first written above.

SELLER:                                      BUYER:

Sterling Equity Holdings, Inc.               Dan Vogler


By:                                          By:
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